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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               STAFF LEASING, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Florida                                 65-0735612
               -------------                         -------------------
(State of incorporation or organization)              (I.R.S. employer
                                                     identification no.)

         600 301 Boulevard West
         Bradenton, Florida 34205
         Phone: (941) 748-4540                               34205
         -------------------------                   -------------------
(Address of principal executive offices)                   (zip code)


If this form relates to the registration     If this form relates to the
of a class of debt securities and is         registration of a  class of debt
effective upon filing pursuant to            securities and is to become
General Instruction A(c)(1) please check     effective simultaneously with the
the following box. [ ]                       effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

         TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
         -------------------                 ------------------------------

         Common Stock, $.01 par value        Nasdaq National Market

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         This Registration Statement contains a total of 3 pages. Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form S-1, (Registration No. 333-22933).
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-22933), as such section may be amended until the time such Registration Statement is declared effective. The form of the Company's Articles of Incorporation, Bylaws and specimen stock certificate are filed as Exhibits 3.1, 3.2 and 4.1, respectively, to the aforesaid Registration Statement.

Item 2.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement.

         2(a) Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-22933).

         2(b)     Articles of Incorporation.(1)

         2(c)     Bylaws.(2)

         2(d)     Form of stock certificate for the Registrant's Common
                  Stock.(3)






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    (1)  Incorporated herein by reference to Exhibit 3.1 of the Registrant's
         Registration Statement on Form S-1, No. 333-22933.

    (2) Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, No. 333-22933.

    (3) Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, No. 333-22933.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    STAFF LEASING, INC.



Dated: June 12, 1997                By: /s/ Richard A. Goldman
                                        ----------------------------------------
                                        Richard A. Goldman
                                        President



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